UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2018

Triangle Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00733	06-1798488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina		27612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 719-4770

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on April 3, 2018, Triangle Capital Corporation (the “Company”) entered into: (i) an Asset Purchase Agreement (the “APA”) by and between the Company and an affiliate of Benefit Street Partners L.L.C. (“BSP”), and (ii) a Stock Purchase and Transaction Agreement (the “SPA”) by and between the Company and Barings LLC (“Barings”). A description of the APA and SPA is set forth below and is qualified in its entirety by the full text of the APA and the SPA, which are attached hereto as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

The APA and the SPA contain representations and warranties that the Company, BSP and Barings, as applicable, have made as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, the APA and the SPA are not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the APA and the SPA were made only for purposes of those agreements and as of specific dates, may be subject to a contractual standard of materiality different from what an investor or a stockholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, and may have been qualified by certain disclosures not reflected in the APA and the SPA that were made to the other party in connection with the negotiation of the APA and the SPA and generally were solely for the benefit of the parties to that agreement. Investors or stockholders should read the APA and the SPA together with the other information concerning the Company that it files in reports and statements with the Securities and Exchange Commission (the “SEC”).

APA

Pursuant to the APA, subject to certain conditions described therein, at closing the Company will sell its right, title and interest to its portfolio company investments (the “Investments”) held at December 31, 2017, subject to certain adjustments to take into account portfolio activity since such date, in exchange for a purchase price of $981.2 million in cash, as adjusted in accordance with the terms of the APA (the “Asset Sale”). The Company’s board of directors (the “Board”) has unanimously approved the Asset Sale upon the terms and subject to the conditions and limitations set forth in the APA. Subject to certain required approvals and closing conditions, as described below, the parties anticipate that the Asset Sale will close within the next four months.

Upon the terms and subject to the conditions set forth in the APA, from and after the closing of the Asset Sale, BSP will be responsible for and satisfy and discharge when due all liabilities with respect to the Investments arising out of and related to facts, events or circumstances arising or occurring, after the closing of the Asset Sale (the “Assumed Obligations”). BSP will also be responsible for any taxes with respect to the Investments and Assumed Obligations allocable to the period after the closing of the Asset Sale, and for half of the transfer taxes, if any, imposed in connection with the Asset Sale, subject to an agreed-upon cap. BSP has agreed to indemnify and hold harmless the Company from all Assumed Obligations, along with any related legal expenses and costs of enforcement of the indemnity. The Company will retain all liabilities of the Company, its subsidiaries and affiliates other than the Assumed Obligations, including any taxes with respect to the Investments and Assumed Obligations allocable to the period prior the closing of the Asset Sale as well any taxes incurred as a result of the Asset Sale (other than BSP’s agreed-upon portion of transfer taxes, as described above). The Company has also agreed to indemnify and hold harmless BSP from all liabilities and obligations of the Company and its subsidiaries and affiliates other than the Assumed Obligations, along with any related legal expenses and costs of enforcement of the indemnity.

The APA contains:

(a) representations and warranties of the Company, including representations and warranties relating to: corporate organization, corporate authority, absence of conflicts, third party and governmental consents and approvals, reports and regulatory matters, financial statements, absence of undisclosed liabilities, broker’s fees, absence of certain changes, legal proceedings, matters relating to the Investments and the Company’s ownership thereof, compliance with law, state takeover laws, affiliate transactions, taxes and information to be provided by the Company for inclusion in the proxy statement to be filed with the SEC in connection with seeking Company stockholder approval of the APA;

(b) representations and warranties from BSP to the Company, including representations and warranties relating to its organization, organizational documents, limited liability company authority, absence of conflicts, third party and governmental consents and approvals, broker’s fees, state takeover laws, information to be provided by BSP for inclusion in the proxy statement to be filed with the SEC in connection with seeking Company stockholder approval of the APA, no financing conditions, source of financing, no arrangements with management or stockholders, and status of BSP under the securities laws;

(c) covenants providing that, until the Asset Sale is completed, the Company will, and will cause its subsidiaries to, to the extent related to the Investments, conduct its business in the ordinary course, use commercially reasonable efforts to maintain and preserve intact the Company’s assets and business organization, not take or omit to take any action that would have a material adverse effect on the Company and its subsidiaries, and to take no action that would be reasonably expected to adversely affect or materially delay the ability of the Company to obtain any required governmental approvals or to perform its obligations under the APA and to consummate the Asset Sale and the Externalization (as defined below);

(d) covenants providing that, until the closing of the Asset Sale, and subject at all times to the requirements of the Company’s financing documents and applicable law, the Company will not take (or omit to take) certain actions that would materially affect the Investments without the written consent of BSP or pursuant to specified exceptions;

(e) covenants providing that the Company will use its commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the Asset Sale, including (i) filing a proxy statement with the SEC to solicit stockholder approval for the Asset Sale; (ii) if applicable, filing a notification and report form with the Federal Trade Commission (the “FTC”) and Department of Justice (the “DOJ”) as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and (iii) notifying the Small Business Administration (“SBA”) of the contemplated Asset Sale and Externalization and seeking guidance from the SBA regarding the treatment of the Company’s SBA licenses in connection with the transactions; and

(f) certain other covenants, including covenants regarding access to information, cooperation, seeking Company stockholder approval, non-solicitation of competing offers from third parties (the “APA No-Shop”), the treatment of Investments for which required consents to transfer have not been obtained at closing, and cooperation regarding transfer of the Investments and related administrative agent and similar functions.

In addition, the Company and BSP will take steps necessary to provide for the repayment at closing of the Company’s credit facility, the repayment (or transfer of funds to the indenture trustee sufficient to make repayment) of all principal and accrued interest due on its 6.375% Notes due December 15, 2022 and 6.375% Notes due March 15, 2022 and, if required by the SBA, repayment of the Company’s outstanding SBA debentures.

The obligations of the parties to complete the Asset Sale are subject to certain conditions, including:

(a) the approval by Company stockholders of the Asset Sale shall have been obtained;

(b) the approval by Company stockholders of the Advisory Agreement (as defined below) and the matters to be voted upon by them that are conditions to closing under the SPA shall have been obtained;

(c) no law, injunction, order, decree entered by a governmental entity shall be in effect preventing or prohibiting the transactions contemplated by the APA;

(d) if applicable, the expiration or termination of all waiting periods (and any extension thereof) under the HSR Act shall have occurred; and

(e) there shall be no pending suit or proceeding by a governmental entity that has a reasonable likelihood of success, (i) challenging the Asset Sale, seeking to restrain or prohibit the consummation of the Asset Sale or seeking to obtain from the Company or BSP any damages that are material in relation to the Company and its subsidiaries taken as a whole, or (ii) seeking to prohibit BSP or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and its subsidiaries.

In addition to the foregoing mutual conditions to closing, (a) BSP’s obligation to consummate the Asset Sale is further conditioned upon (i) the accuracy of the representations and warranties of the Company (subject to the interpretive standards set forth in the APA), (ii) the performance by the Company, in all material respects, of its covenants and obligations under the APA, (iii) the receipt of a payoff letter in connection with repayment of the Company’s credit facility at closing, and (iv) no material adverse effect (as defined in the APA) with respect to the Company having occurred between the signing date and closing, and (b) the Company’s obligation to consummate the Asset Sale is further conditioned upon (i) the accuracy of the representations and warranties of BSP (subject to the interpretive standards set forth in the APA) and (ii) the performance by BSP, in all material respects, of its covenants and obligations under the APA.

The Company and BSP have the right to terminate the APA under certain circumstances, including (a) by mutual written agreement of each party or (b) by either the Company or BSP if: (i) any governmental entity that must grant regulatory approval shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the APA and such order, decree, ruling or other action shall have become final and nonappealable; (ii) the Asset Sale has not closed on or prior to October 5, 2018; (iii) the Company stockholders do not approve the APA and the matters that are conditions to closing under the SPA; or (iv) there is a material breach of any covenants, agreements, representations or warranties by the other party that is not cured prior to the date of the closing of the Asset Sale.

In addition, BSP may terminate the APA in the event the Board has made an adverse recommendation change regarding approval of the Asset Sale and the matters that are conditions to closing under the SPA, or in the event the Company has materially violated the APA No-Shop. The Company may also terminate the APA in the event the Board desires to accept a “superior proposal” from a third party (which is defined relative to the transactions contemplated by the APA and the SPA as a whole), after taking into account any adjustment made to the proposals made under the APA and SPA, and otherwise subject to certain procedural requirements set forth in the APA. In the event that the Company terminates the APA in order to accept a superior proposal, it must also terminate the SPA and pay the applicable termination fees under each agreement, as further described below.

In certain circumstances, the Company may be obligated to pay BSP a termination fee of $18 million in cash. Those circumstances are described in greater detail in the APA and generally relate to termination of the APA in connection with an “adverse recommendation change” by the Board, a material breach by the Company of the APA No-Shop, and acceptance by the Company of a superior proposal. In addition, in other circumstances, the Company may be obligated to pay a “tail” termination fee of $18 million in cash. The circumstances in which a tail termination fee would be payable are described in greater detail in the APA and generally relate to the entry into a significant corporate transaction within 12 months of termination of the APA in certain circumstances, subject to other conditions described in the APA regarding receipt of a competing proposal prior to such termination and the consummation of the subsequent transaction. The Company may also have to reimburse BSP for its documented out of pocket costs and expenses paid or payable to third parties and incurred or accrued by or on behalf of BSP in connection with the APA, subject to a maximum of $4.25 million, in the event the APA is terminated in certain circumstances.

The foregoing descriptions are summaries of fees and expenses that may be incurred by the Company in connection with termination of the APA in certain circumstances, and reference is made to the greater detail regarding those matters set forth in the APA. However, in no event will the Company have an obligation to pay both a termination fee and a “tail” termination fee, or more than one termination fee or “tail” termination fee, under the APA. In addition, any expense reimbursement payable would be netted against any “tail” termination fee that may become payable following termination.

SPA

Pursuant to the SPA, subject to certain conditions described therein, at closing (the “Externalization Closing”), which will occur only after the closing of the Asset Sale, Barings will: (a) enter into an investment advisory agreement (the “Advisory Agreement”) and an administration agreement (the “Administration Agreement”) with the Company pursuant to which Barings will serve as the Company’s investment adviser and administrator, respectively; (b) pay $85 million in cash to the Company’s stockholders; (c) purchase shares of Company common stock, par value $0.001 per share (the “Company Common Stock”), directly from the Company in a private placement transaction for an aggregate purchase price of $100 million (the “Stock Purchase” and, together with the foregoing (a) and (b), the “Externalization”); and (d) enter into a registration rights agreement with the Company with respect to the shares of Company Common Stock acquired by Barings (though Barings has agreed to certain restrictions on transfer of such shares for a period of two years following the Externalization Closing).

In addition to the foregoing, at or prior to the Externalization Closing, (a) the Board will approve and authorize the use of not less than $50 million of proceeds from the Stock Purchase for the Company to implement one or more issuer tender offers to repurchase for cash its outstanding shares of Company Common Stock at a price per share up to and including the net asset value per share of the Company Common Stock, and (b) Barings will enter into a trading plan with a reputable third-party brokerage firm relating to the purchase by Barings of $50 million of shares of Company Common Stock in open market transactions over a two-year period, subject to the availability of shares of Company Common Stock for purchase at prices not greater than the net asset value per share of Company Common Stock (the “Open Market Purchases”). In the event that Barings does not make Open Market Purchases of at least $50 million prior to the end of the two-year period, then, within five business days following the end of such period, Barings will purchase shares of Company Common Stock directly from the Company at the greater of the then-current net asset value per share of Company Common Stock and the market price per share of the Company Common Stock on the New York Stock Exchange, in an aggregate amount equal to the difference between (i) $50 million and (ii) the aggregate dollar amount of the Open Market Purchases made by Barings (the “Subsequent Stock Purchase”).

At the Externalization Closing, the Company’s current officers and directors will resign and new directors and officers identified by Barings will be appointed. Following the Externalization Closing, the Company will continue to indemnify its current officers and directors for up to six years after the Externalization Closing and will obtain “tail” insurance with respect to acts or omissions occurring prior to the Externalization Closing that were committed by the current officers and directors in their capacity as such.

If approved by the Company’s stockholders, at the Externalization Closing the Company will enter into the Advisory Agreement with Barings. Pursuant to the terms of the Advisory Agreement, the Company will pay the Adviser a base management fee and an incentive fee. The base management fee will be calculated based on the Company’s gross assets, including assets purchased with borrowed funds or other forms of leverage and excluding cash and cash equivalents, at an annual rate of 1.0% for the period commencing on the date of the Advisory Agreement through December 31, 2018; 1.125% for the period commencing on January 1, 2019 through December 31, 2019; and 1.375% for all periods thereafter. The incentive fee will consist of two parts: an income based incentive fee and a capital gains incentive fee. The income based incentive fee will be 20% of pre-incentive fee net investment income with an 8% hurdle rate, and beginning in 2020 the income based incentive fee will also be subject to a three-year look-back. The capital gains incentive fee will be 20% of the Company’s cumulative net capital gains. The specific terms of the fee structure under the Advisory Agreement will be described in the proxy statement to be filed with the SEC in connection with seeking Company stockholder approval of the Advisory Agreement.

The SPA contains:

(a) representations and warranties of the Company, including representations and warranties relating to, among others: corporate organization, capitalization, corporate authority and absence of conflicts, third party and governmental consents and approvals, reports and regulatory matters, financial statements the absence of undisclosed liabilities, internal controls, broker’s fees, absence of certain changes, legal proceedings, taxes and tax returns, employee matters, compliance with law, certain material contracts, state takeover laws, the information to be provided by the Company for inclusion on the proxy statement, and the Investments to be sold in the Asset Sale;

(b) representations and warranties from Barings to the Company, including representations and warranties relating to: organization, limited liability company authority and absence of conflicts, third party and governmental consents and approvals, regulatory matters, broker’s fees, legal proceedings, state takeover laws, the information to be provided by Barings for inclusion on the proxy statement, no financing conditions, no arrangements with management or stockholders of the Company, and certain securities laws matters;

(c) covenants providing that the Company will conduct its businesses in the ordinary course until the Externalization Closing is completed and use its commercially reasonable efforts to maintain and preserve intact the Company’s assets and business organization;

(d) covenants providing that the Company will not, until the Externalization Closing, and subject at all times to the requirements of the Company’s financing documents and applicable law, take (or omit to take) certain non-ordinary course and other actions without the written consent of Barings or pursuant to specified exceptions;

(e) covenants providing that the Company will use its commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable for the Company to effect the Externalization, including (i) filing a proxy statement to solicit stockholder approval of the Advisory Agreement and the Stock Purchase (and, if applicable, the Subsequent Stock Purchase); (ii) if required, filing a notification and report form with the FTC and DOJ as required by the HSR Act; and (iii) notifying the SBA of the contemplated Externalization and Asset Sale and seeking guidance from the SBA regarding the treatment of the Company’s SBA licenses in connection with the transactions; and

(f) certain other covenants, including covenants regarding access to information, cooperation, seeking Company stockholder approval, non-solicitation of competing offers from third parties (the “SPA No-Shop”), certain transition matters and termination of Company benefit plans and related matters. In addition, the Company is obligated to take steps necessary to ensure the repayment of indebtedness of the Company at closing of the Asset Sale on the terms set forth in the APA.

The obligations of the parties to complete the Externalization is subject to certain conditions, including:

(a) the approval by Company stockholders of the Advisory Agreement, the Stock Purchase (and, if applicable, the Subsequent Stock Purchase) and the Asset Sale shall have been obtained;

(b) Barings shall be registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

(c) no law, injunction, order, decree entered by a governmental entity shall be in effect preventing or prohibiting the transactions contemplated by the SPA;

(d) if applicable, the expiration or termination of all waiting periods (and any extension thereof) under the HSR Act shall have occurred;

(e) the closing of the Asset Sale shall have occurred; and

(f) there shall be no pending suit or proceeding by a governmental entity that has a reasonable likelihood of success, (i) challenging the Externalization, seeking to restrain or prohibit the consummation of the Externalization or seeking to obtain from the Company or Barings any damages that are material in relation to the Company and its subsidiaries taken as a whole, or (ii) seeking to prohibit Barings or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and its subsidiaries.

In addition to the foregoing mutual conditions to closing, (a) Barings’ obligation to consummate the Externalization is further conditioned upon (i) the accuracy of the representations and warranties of the Company (subject to the interpretive standards set forth in the SPA), (ii) the performance by the Company, in all material respects, of its covenants and obligations under the SPA (other than the SPA No-Shop, which must be performed in all respects), (iii) no material adverse effect (as defined in the SPA) with respect to the Company having occurred between the signing date and closing, (iv) receipt of evidence of the repayment of the indebtedness of the Company at closing of the Asset Sale, (v) receipt of the requisite resignations from the Company’s officers and directors, (vi) classification of the Board into three equal, or nearly equal, classes of directors to hold office for staggered terms of three years each, (vii) the approval by the Board of the election of directors identified by Barings and the appointment of each such director to the relevant director class designated by Barings, (viii) the change of the Company’s name to Barings BDC, Inc., (ix) the “pro forma NAV” (as calculated in accordance with the SPA) being no less than $545 million as of the date specified in the SPA, (x) the “investment company taxable income” of the Company being not more than $15 million as of the date specified in the SPA, and (xi) the Company having entered into the Advisory Agreement and the Administration Agreement, and (b) the Company’s obligation to consummate the Externalization is further conditioned upon (i) the accuracy of the representations and warranties of Barings (subject to the interpretive standards set forth in the SPA), and (ii) the performance by Barings, in all material respects, of its covenants and obligations under the SPA.

The Company and Barings have the right to terminate the SPA under certain circumstances including (a) by mutual written agreement of each party or (b) by either the Company or Barings if: (i) any governmental entity that must grant regulatory approval shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the SPA and such order, decree, ruling or other action shall have become final and nonappealable; (ii) the Externalization has not closed on or prior to October 5, 2018; (iii) the Company stockholders do not approve the Advisory Agreement and the Stock Purchase (and, if applicable, the Subsequent Stock Purchase); or (iv) there is a material breach of any covenants, agreements, representations or warranties by the other party that is not cured prior to the date of the Externalization Closing.

In addition, Barings may terminate the SPA in the event the Board has made an adverse recommendation change regarding approval of the Advisory Agreement and Stock Purchase, or in the event the Company has entered into an agreement with respect to a competing proposal. The Company may also terminate the SPA in the event the Board desires to accept a “superior proposal” from a third party, or makes an “adverse recommendation change” with respect to the stockholder approval of the Advisory Agreement and the Stock Purchase (and, if applicable, the Subsequent Stock Purchase), in each case after taking into account any adjustment made to the proposals made under the SPA and the APA, and otherwise subject to certain standards and procedural requirements set forth in the SPA. In the event the Company terminates the SPA in order to accept a superior proposal, it must also terminate the APA and pay the applicable termination fees under each agreement, as further described above and below.

In certain circumstances, the Company may be obligated to pay Barings a termination fee of $6 million in cash. Those circumstances are described in greater detail in the SPA and generally relate to termination of the SPA in connection with an “adverse recommendation change” by the Board, the Company entering into a “competing proposal,” and acceptance by the Company of a superior proposal. In addition, the Company may be obligated to pay a termination fee of $6 million in cash if, following termination of the SPA in certain circumstances, the Company enters into a significant corporate transaction within 12 months of termination, subject to certain other conditions described in the SPA regarding receipt of a competing proposal prior to termination and the consummation of the subsequent transaction. The Company may also have to reimburse Barings for its documented out of pocket costs and expenses paid or payable to third parties and incurred or accrued by or on behalf of Barings in connection with the SPA, subject to a maximum of $3 million, in the event the SPA is terminated in certain circumstances.

The foregoing descriptions are summaries of fees and expenses that may be incurred by the Company in connection with termination of the SPA in certain circumstances, and reference is made to the greater detail regarding those matters set forth in the SPA. However, in no event will the Company have an obligation to pay more than one termination fee under the SPA. In addition, any expense reimbursement payable would be netted against the termination fee that may become payable in the circumstances relating to a subsequent sale described above.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth regarding the Stock Purchase and the Subsequent Stock Purchase in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company is offering to sell the shares in the Stock Purchase and the Subsequent Stock Purchase pursuant to the SPA to Barings, which is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company plans to file with the SEC and mail to its shareholders a proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement will contain important information about the Company, Barings, BSP, the proposed transactions and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, BARINGS, BSP, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders will be able to obtain the Proxy Statement and other documents filed with the SEC by the Company, free of charge, from the SEC’s web site at www.sec.gov and from the Company’s web sites at www.TCAP.com. Investors and security holders may also obtain free copies of the Proxy Statement and other documents filed with the SEC from the Company by contacting its Investor Relations Department at 919-747-8615.

Participants in the Solicitation

The Company, Barings and BSP and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of the Company common stock in respect of the proposed transactions. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement for the Company’s 2018 annual meeting of shareholders filed with the SEC on March 1, 2018 (the “TCAP 2018 Proxy Statement”), as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of the TCAP 2018 Proxy Statement. To the extent required by the SEC’s proxy rules, information about the respective directors and executive officers of Barings and BSP will be set forth in the Proxy Statement if and when it is filed with the SEC. Other information regarding the interests of the participants in the proxy solicitation will be included in the Proxy Statement if and when it becomes available. These documents can be obtained, or will be available, free of charge from the sources indicated above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated April 3, 2018, by and between Triangle Capital Corporation and BSP Asset Acquisition I, LLC

10.1	Stock Purchase and Transaction Agreement, dated April 3, 2018, by and between Triangle Capital Corporation and Barings LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triangle Capital Corporation

Date: April 9, 2018	By:	/s/ Steven C. Lilly
Steven C. Lilly
Chief Financial Officer